Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (hereinafter referred to as the "Agreement"), is made effective as of the 15th day of November, 2002, by and among RHOMBIC CORPORATION, a Nevada corporation (hereinafter referred to as "NUKE"), having its principal address at 1475 S. Bascom Avenue, Suite 210, Campbell, CA 95003, and FINANCIAL SOFTWARE, INC., a New Jersey corporation (hereinafter referred to as "FSI"), having its principal address at 71 Irvington Street, Westwood, New Jersey 07675 and hereinafter referred to collectively as "THE PARTIES".

                                    RECITALS

WHEREAS, NUKE is desirous of purchasing, in a tax-free exchange, as defined by the United States Internal Revenue Code, all of the issued and outstanding shares of the Common Stock of FSI in exchange for Twenty-Two Million (22,000,000) shares of NUKE'S Common Stock, and;

NOW, THEREFORE, in consideration of the following mutual promises, payments, exchanges, credits, covenants, restrictions, agreements and other valuable considerations, the receipt and sufficiency of which shall be acknowledged by each party upon execution hereof, the parties, with full intent to be legally bound hereby, agree as follows:

SECTION 1. CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

1.01 CLOSING. Subject to the provisions of this Agreement, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of NUKE located at 1475 S. Bascom Avenue, Suite 210, Campbell, CA 95003, effective November 15th, 2002, or at such other time and date as the parties hereto may mutually agree. Provided, however, that if a condition to Closing shall not have been fulfilled or waived at such time, any party hereto entitled to the benefits of such condition may postpone the Closing by notice to the other parties until such condition or conditions shall have been met or waived, except that in no event shall the Closing occur after November 19th, 2002 without the written agreement of all parties hereto.

1.02 EXCHANGE OF CAPITAL STOCK.

     (a) EXCHANGE OF SECURITIES. At the Closing, the shareholders of FSI shall exchange all of the existing shares of FSI Common Stock issued and outstanding as of the Closing for 22,000,000 shares of NUKE Common Stock.

     (b) CONVERSION OF FSI WARRANTS. At the Closing, all then outstanding warrants to purchase FSI Stock (the "FSI Warrants") will be converted to warrants to purchase one (1) share(s) of NUKE'S Common Stock per every two (2) FSI Warrants held of record as of the Closing Date. These warrants shall all have an exercise price of twenty-five cents ($0.25) per share and shall all expire on October 31, 2003. These warrants and the shares underlying these warrants have not been registered and the shares shall bear no piggyback registration rights, however, NUKE may, at its sole option, register these warrants and any underlying shares in any future registration statement. The currently existing FSI warrants are set forth in Section 2.02 (b) (i), (ii) and
          (iii) below. Conversion of warrants is subject to the affirmative vote of the board of directors of NUKE subsequent to the Closing.

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     (c)  CANCELLATION OF FSI OPTIONS. At the Closing, each then outstanding option to purchase shares of FSI Common Stock ("FSI Options"), which is unexercised, whether vested or unvested, shall be canceled.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF FSI. FSI represents and warrants to NUKE as follows:

2.01 ORGANIZATION, STANDING AND POWER; QUALIFICATION. FSI is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted; is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on its business, assets (including intangible assets), properties, liabilities (contingent or otherwise), financial condition, operations, or results of operation (a "Material Adverse Effect") of FSI.

2.02 FSI CAPITAL STRUCTURE. All outstanding shares of FSI Stock have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with state and federal securities laws, and are subject to no preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of FSI or any agreement to which FSI is a party or by which it is bound. The authorized capital stock of FSI as of November 1, 2002 consists of:

     (a) 100,000,000 shares of FSI Common Stock, of which 20,000,000 are issued and outstanding and;

     (b)  3,376,000 warrants to purchase FSI Common Stock consisting of:

          (i) 3,331,000 warrants to purchase FSI Common Stock at an exercise price of $1.00 per share and expire on October 31, 2003; and

          (ii) 15,000 warrants to purchase FSI Common Stock at an exercise price of $1.00 per share and expire on January 31, 2003.; and

          (iii) 30,000 warrants to purchase FSI Common Stock at an exercise price of $5.00 per share and expire on March 31, 2003:

2.03 NO CONFLICTS. Neither the execution and delivery of this Agreement by FSI, the performance by FSI of its obligations hereunder, the execution and delivery by FSI of any agreement required to be entered into pursuant to this Agreement, nor the consummation of the transactions contemplated hereby, will result in any of the following: (a) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of (i) any provision of the Articles of Incorporation or Bylaws of FSI, or (ii) any of the terms, conditions or provisions of any lease, license, franchise, promissory note,

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contract, agreement, commitment, indenture, mortgage, deed of trust, or other instrument, document or arrangement to which FSI is a party or by which it or any of its respective properties or assets may be bound and which is material to FSI (a "Material Contract"); (b) the creation or imposition of any Lien on any of the assets or properties of FSI; (c) the termination of any Material Contract or the acceleration of the maturity of any indebtedness or other material obligation of FSI; (d) a violation or breach of any order, writ, injunction, decree, law, statute or regulation of any court or governmental authority applicable to FSI or any of its respective properties or assets; or (e) the cessation or termination of any other business relationship or arrangement between FSI and any third party the cessation or termination of which would have a Material Adverse Effect.

2.04 NO CONSENT. No consent, approval, order or authorization of, or registration, declaration or filing with, any person or entity or any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to FSI in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2.05 LEASES AND RENTAL AGREEMENTS. The only leases or rental agreements to which FSI is or is deemed to be a party are described in Schedule 2.05, which also describes, in general, terms and conditions of such leases or rental agreements.

2.06 FINANCIAL INFORMATION. FSI have furnished, or will furnish within five (5) days of Closing of this transaction unaudited financial information of FSI and its subsidiaries through November 15, 2002, sufficient for NUKE auditors to review and attach as an exhibit to a Form 8-K which NUKE will be obligated to file within 15 days of Closing and FSI will supply audited financials to NUKE buy an auditor acceptable to NUKE so that within 75 days of Closing audited financial information of NUKE consolidated with FSI can be filed by NUKE as an exhibit to an amendment to the Form 8-K. All the financial information to be furnished by FSI shall be complete, accurate and shall omit no information, which would be required to accurately describe results of operations and financial condition of FSI for the last two fiscal years.

2.07 TAXES. Any property, real estate, income, payroll or other taxes which have been assessed against FSI or its assets or subsidiaries have been paid in full through the date of the last required payment, and FSI has disclosed to NUKE all of such taxes applicable.

2.08 INSURANCE. FSI has disclosed to NUKE all insurance coverage covering the business affairs, assets, liabilities or other obligations; completion of the transaction contemplated by this Agreement shall not adversely affect the existence or coverage of such insurance.

2.09 LICENSES AND PERMITS; COMPLIANCE WITH LAWS. Each of the material licenses and permits necessary for the operation of FSI'S business is in full force and effect, and there are no pending or, to the knowledge of FSI, threatened claims or proceedings challenging the validity of, or seeking to revoke or discontinue, any of the material licenses and permits. None of the transactions contemplated by this Agreement will affect the validity of or cause the revocation or discontinuation of any of the material licenses and permits.

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2.10 LITIGATION. Except as set forth in Schedule 2.06 attached hereto, There is no pending, or, to the best knowledge of FSI any threatened, action, suit, arbitration proceeding, charge, complaint, allegation, investigation, inquiry or other proceeding or claim before any court or governmental or administrative body or agency or other entity against, relating to or affecting FSI or any director, shareholder, officer, agent or employee of FSI in its, his or her capacity as such, or the assets, properties or business of FSI or the transactions contemplated by this Agreement, nor is FSI aware of any facts or circumstances which could reasonably lead to or provide the basis for any such action, suit, arbitration proceeding, investigation or inquiry that, if brought or adversely determined against FSI could reasonably be expected to have a Material Adverse Effect

2.11 DISCLOSURE. None of the representations or warranties of FSI contained in this Agreement or any documents delivered in connection with the transactions contemplated hereby, or in any certificate furnished or to be furnished pursuant hereto, contains any statement of a material fact that was untrue when made or omits to state any material fact necessary to make the statements of fact contained herein or therein not misleading in any material respect.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF NUKE. NUKE hereby represents and warrants to the FSI as follows:

3.01 ORGANIZATION, STANDING AND POWER; QUALIFICATION. NUKE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted; is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on its business, assets (including intangible assets), properties, liabilities (contingent or otherwise), financial condition, operations, or results of operation (a "Material Adverse Effect") of NUKE.

3.02 NUKE CAPITAL STRUCTURE.

     (a) The authorized capital stock of NUKE consists of 70,000,000 shares of NUKE Stock, $0.001 par value, of which, NUKE may issue up to 20,000,000 shares as Preferred Stock, in such classes and with such rights as the board of directors may determine. As of October 31, 2002 there were:

          (i) 30,000,000 shares of NUKE Common Stock, issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable;

          (ii) no shares of NUKE Common Stock held in the treasury of NUKE or by Subsidiaries of NUKE;

          (iii) approximately 500,000 shares of NUKE Common Stock, reserved for future issuance pursuant to stock options granted and outstanding, all expiring prior to January 1, 2003, and;

          (iv) as of the date of this Agreement, none of the shares of NUKE Preferred Stock are issued and outstanding, and;

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          (v)   as of the date of this agreement there is an outstanding note in the amount of $16,000.00 due on October 31, 2003 with the company having a right to extend the note for an additional year. This note may be converted to the Common Stock of NUKE at the option of the holder or of the company at a conversion factor of one share for each Eight Cents ($0.08) of debt and unpaid interest outstanding at the time of conversion together with one warrant to purchase one share of NUKE Common Stock per share of NUKE Common Stock issued in conversion of unpaid debt and interest with an exercise price of Nine Cents ($0.09) per share. These warrants expire no later than October 31, 2005.

     (b)  Except as set forth in Section 3.02(a), there are

          (i) no equity securities of any class of NUKE, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and;

          (ii) no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which NUKE is a party or by which it is bound obligating NUKE to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of NUKE or obligating NUKE to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement and:

          (iii) to the knowledge of NUKE, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of NUKE.

3.03 NO CONFLICTS. Neither the execution and delivery of this Agreement by NUKE, the performance by NUKE of its obligations hereunder, the execution and delivery by NUKE of any agreement required to be entered into pursuant to this Agreement, nor the consummation of the transactions contemplated hereby, will result in any of the following: (a) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of (i) any provision of the Articles of Incorporation or Bylaws of NUKE, or (ii) any of the terms, conditions or provisions of any lease, license, franchise, promissory note, contract, agreement, commitment, indenture, mortgage, deed of trust, or other instrument, document or arrangement to which NUKE is a party or by which it or any of its respective properties or assets may be bound and which is material to NUKE (a "Material Contract"); (b) the creation or imposition of any Lien on any of the assets or properties of NUKE; (c) the termination of any Material Contract or the acceleration of the maturity of any indebtedness or other material obligation of NUKE; (d) a violation or breach of any order, writ, injunction, decree, law, statute or regulation of any court or governmental authority applicable to NUKE or any of its respective properties or assets; or
(e) the cessation or termination of any other business relationship or arrangement between NUKE and any third party the cessation or termination of which would have a Material Adverse Effect.

3.04 NO CONSENT. No consent, approval, order or authorization of, or registration, declaration or filing with, any person or entity or any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to NUKE in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

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3.05 PUBLIC REPORTING ENTITY. NUKE is, and has been since 2000, a public reporting corporation, which files annual reports an Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K under the Securities and Exchange Act of 1934, as amended. All such reports have been timely filed through the date hereof. NUKE has delivered or made available its most recent Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 and the Annual Report on Form 10-KSB for the fiscal year of NUKE ended December 31, 2001. The information in the financial statements, including the capitalization of NUKE, included in such reports is complete, accurate and in compliance with applicable regulations.

3.06 AUTHORIZATION OF SHARES. Nuke is authorized to issue the Shares as described in Section 1. The Shares shall be "restricted securities" as such term is defined in Rule 144 adopted under the Securities Act of 1933, as amended, and may not be sold, conveyed, transferred or hypothecated by any of the shareholders of FSI until and unless the Shares are registered under the Act or the sale or transfer would be exempt from registration requirements of the Act in the reasonable determination of NUKE.

3.07 LICENSES AND PERMITS; COMPLIANCE WITH LAWS. Each of the material licenses and permits necessary for the operation of NUKE'S business is in full force and effect, and there are no pending or, to the knowledge of NUKE, threatened claims or proceedings challenging the validity of, or seeking to revoke or discontinue, any of the material licenses and permits. None of the transactions contemplated by this Agreement will affect the validity of or cause the revocation or discontinuation of any of the material licenses and permits.

3.08 LITIGATION. Except as set forth in Schedule 3.06 attached hereto, There is no pending, or, to the best knowledge of NUKE any threatened, action, suit, arbitration proceeding, charge, complaint, allegation, investigation, inquiry or other proceeding or claim before any court or governmental or administrative body or agency or other entity against, relating to or affecting NUKE or any director, shareholder, officer, agent or employee of NUKE in its, his or her capacity as such, or the assets, properties or business of NUKE or the transactions contemplated by this Agreement, nor is NUKE aware of any facts or circumstances which could reasonably lead to or provide the basis for any such action, suit, arbitration proceeding, investigation or inquiry that, if brought or adversely determined against NUKE could reasonably be expected to have a Material Adverse Effect.

3.09 DISCLOSURE. None of the representations or warranties of NUKE contained in this Agreement or any documents delivered in connection with the transactions contemplated hereby, or in any certificate furnished or to be furnished pursuant hereto, contains any statement of a material fact that was untrue when made or omits to state any material fact necessary to make the statements of fact contained herein or therein not misleading in any material respect.

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SECTION 4. OBLIGATIONS PENDING AND FOLLOWING THE CLOSING.

4.01 BOARD MEETING OF FSI. Immediately upon the execution of this agreement, the Directors of FSI shall immediately meet and convene a Special Directors' Meeting, waiving any and all defects in notice therefore, for the purpose of taking any and all director actions necessary to implement this agreement.

4.02 BOARD MEETING OF NUKE. Immediately upon the execution of this agreement, the Directors of NUKE shall immediately call for, schedule and convene a Special Directors' Meeting, for the purpose of taking any and all director actions necessary to implement this agreement. This Special meeting may be taken by written consent should all of the Directors of NUKE reply in writing to a Special Waiver and Notice of Consent as delivered by the Secretary or CEO of NUKE to all of the Directors of NUKE.

4.03 DELIVERY OF SHARES AND RESTRICTIVE LEGEND. Following closing and in accordance with the terms of Section 1 above, the Transfer Agent will deliver the Shares specified in this agreement. All of the shares issued under this transaction shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF. SECTION 5. CONDITIONS TO FSI'S OBLIGATIONS. The obligations of FSI to consummate the transactions contemplated herein shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

5.01 AFFIRMATIVE VOTE OF THE BOARD OF DIRECTORS OF FSI. This agreement is subject to the affirmative vote of the majority of the Board of Directors of FSI at a duly scheduled and convened meeting of the Board of Directors of FSI either in person, telephonically or by written consent, except that a vote by written consent must be signed by all of the directors of FSI.

5.02 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of FSI and the Shareholders contained herein shall be true and correct as of the date when made and shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties were made at and as of the Closing Date.

5.03 DUE DILIGENCE. NUKE, its officers, board of directors as a group, employees, accountants, attorneys, representatives, advisors and/or agents shall have completed to their satisfaction, a due diligence review, prior to closing, of FSI business and financial condition.

5.04 PERFORMANCE. FSI and each of the Shareholders shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and all actions which the Shareholders have been required to cause to be taken by FSI at or prior to the Closing, as provided in this Agreement, shall have been taken by them in accordance with the terms of this Agreement.

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SECTION 6. CONDITIONS TO NUKE'S OBLIGATIONS. The obligations of NUKE to consummate the transaction contemplated herein shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

6.01 AFFIRMATIVE VOTE OF THE BOARD OF DIRECTORS OF NUKE. An affirmative vote of the Board of Directors of NUKE was held on Wednesday, November 13th, 2002 affirming the issuance of the shares agreed to in Section 1.02 (a) above. The warrants agreed to in Section 1.02 (b) are subject to the affirmative vote of the Board of Directors at a duly scheduled and convened meeting of the Board of Directors of NUKE either in person, telephonically or by written consent, except that a vote by written consent must be signed by all of the directors of NUKE. Such meeting shall be called for in accordance with Section 4.02 above immediately following the Closing.

6.02 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of NUKE contained herein shall be true and correct as of the date when made and shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties were made at and as of the Closing.

6.03 DUE DILIGENCE. FSI its officers, board of directors as a group, employees, accountants, attorneys, representatives, advisors and/or agents shall have completed to their satisfaction, a due diligence review, prior to closing, of NUKE business and financial condition.

6.04 PERFORMANCE. NUKE shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed by or complied with on or prior to the Closing Date.

SECTION 7.

7.01 INDEMNIFICATION. For a period of twelve (12) months following the Closing Date, THE PARTIES and its directors, officers, shareholders, employees, agents and successors and assigns shall indemnify, hold harmless and defend the each other from and against any and all "Damages" (as hereinafter defined) that arise from or are in connection with:

     (a) Any material breach of, or inaccuracy in, any of the representations or warranties of THE PARTIES contained in this Agreement or any certificates delivered hereunder;

     (b) Any material breach or default by THE PARTIES of its covenants, agreements or obligations contained in this Agreement;

     (c) Any claim, lawsuit, action or other proceeding that (i) is pending against THE PARTIES on the Closing Date, or (ii) is brought against THE PARTIES as a result of or arising from any acts or omissions of THE PARTIES that have occurred on or before the Closing Date;

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7.02 DAMAGES. "Damages," as used in this Section 9, shall mean: (i) demands, claims, actions, suits, investigations and legal or other proceedings brought against any indemnified party or parties, and any judgments or assessments, fines or penalties rendered therein or any settlements thereof, and (ii) all liabilities, damages, losses, taxes, assessments, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) incurred by any indemnified party or parties, to the extent not reimbursed or paid for by insurance, whether or not they have arisen from or were incurred in or as a result of any demand, claim, action, suit, assessment or other proceeding or any settlement or judgment.

SECTION 8. TERMINATION AND AMENDMENT.

8.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing, by written notice by the terminating party to the other party:

     (a) by mutual written consent duly authorized by the Board of Directors of NUKE and FSI;

     (b) by FSI, if there has been a material breach of any representation, warranty, covenant or agreement on the part of NUKE, which breach shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from FSI;

     (c) by NUKE, if there has been a material breach of any representation, warranty, covenant or agreement on the part of FSI, which breach shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from NUKE; or

8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of NUKE, FSI or their respective officers, directors, shareholders or Affiliates, except Sections 8 and 9 shall survive such termination.

8.03 AMENDMENT. This Agreement may not be modified or amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.04 EXTENSION; WAIVER. At any time prior to the Closing, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

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SECTION 9. MISCELLANEOUS.

9.01 Any notice, receipt, offer or other communication required or permitted hereunder shall be sufficiently given if delivered in person, or sent by telex, facsimile transmission or registered or certified United States Mail (postage prepaid, return receipt requested) addressed to FSI at its principal office located at 71 Irvington Street, Westwood, New Jersey 07675, or addressed to NUKE at 1475 S. Bascom Avenue, Suite 210, Campbell, CA 95003, and such notice, receipt, offer or other communication shall be deemed to have been given as of the date so delivered, sent by telex, transmittal by facsimile, or mailed.

9.02 All section numbers and/or headings used herein are intended for convenience of reference, and do not mean nor should they be construed to imply a degree of relative importance between and among the sections hereof, each of which is equally as important as any other, nor should such numbers or headings affect the interpretation or enforcement of this Agreement in any way.

9.03 In the event that any provision hereof shall be determined to be invalid, void, unenforceable or illegal as a matter of law by a court of competent jurisdiction, the such provision(s) shall be deemed severed here from and treated as if never a part hereof, with all remaining sections to continue in full force and effect. Any and all male or female pronouns, and the use of the singular or plural form of any word shall be read as if correctly used in the event of any particular circumstance.

9.04 This Agreement shall be interpreted and construed in accordance with the laws of the State of Nevada, without regard to its conflict of law rules if any.

9.05 In the event of any dispute or claim relating to or arising out of this Agreement, and Acquisition, FSI and NUKE (i) each agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Washoe County, Nevada, and (ii) each waives its rights to have such disputes tried by a court or jury. However, FSI and NUKE agree that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of either party's trade secrets, proprietary information, other proprietary rights or property.

9.06 No rules of construction are intended by the parties hereto, nor shall be employed in the interpretation hereof. For all purposes, all parties hereto shall be deemed joint authors hereof.

9.07 This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

9.08 Any party to this Agreement may waive any right it may have hereunder or any breach or default hereunder by any other party hereto; provided that no such waiver will be effective against the waiving party unless it is in writing and specifically refers to this Agreement. No waiver will be deemed to be a waiver of any subsequent or other right, breach or default of the same or similar nature.

9.09 This Agreement, including schedules and other documents referred to herein which form a part hereof, embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements or understandings (whether written or oral) among the parties, in respect to the subject matter contained herein. This Agreement may not be modified, amended or terminated except by written agreement specifically referring to this Agreement signed by the parties hereto.

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9.10 No Shareholder may assign this Agreement, or assign its rights or delegate its duties hereunder, without the prior written consent of NUKE. Prior to the Closing, NUKE may not assign this Agreement, or assign its rights or delegate its duties hereunder, without the prior written consent of the Shareholder Representative.

9.11 This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the Parties; their heirs, executors, personal representative, successors and assigns, and FSI, its successors and assigns. Each party hereto, his personal representatives and the fiduciary of the estate of any deceased Party hereto, should the event occur prior to the closing of this Agreement shall do all acts and will execute, acknowledge and deliver all instruments necessary and/or property to make this Agreement effective

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year, and place, first above written.

Rhombic Corporation.
a Nevada corporation


                                           Date
---------------------------------               ----------------------
John E. Hartman
President/CEO


FINANCIAL SOFTWARE, INC.
a New Jersey corporation


                                           Date
---------------------------------               ----------------------
Joao Ruela, CEO
President/CEO

                                  SCHEDULE 2.05
                          LEASES AND RENTAL AGREEMENTS

The Company has three leases currently in effect.

     1)   The Company leases _____________________

                                  SCHEDULE 2.06
            PENDING LITIGATION BY OR AGAINST FINANCIAL SOFTWARE, INC.

     FSI has _______ suit pending in the amount of __________________________

                                  SCHEDULE 3.06
              PENDING LITIGATION BY OR AGAINST RHOMBIC CORPORATION



                                       14